EXHIBIT 99.1
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                             JOINT FILER INFORMATION

The Designated Filer of this statement on Form 4 is M/C Venture Partners V, L.P. The other joint filers of this Form 4 are M/C Venture Investors, LLC and Chestnut Venture Partners, L.P. The principal business address of each of the reporting persons is 75 State Street, Suite 2500, Boston, MA 02109. The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Designated Filer:                                  M/C Venture Partners V, L.P.
Issuer and Ticker Symbol:                          Artisoft, Inc. ("ASFT")
Date of Event Requiring Statement:                 February 9, 2006

M/C VENTURE PARTNERS V, L.P.
By: M/C VP V, LLC, as General Partner

By:      /s/John W. Watkins
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Name:    John W. Watkins

M/C VENTURE INVESTORS, LLC

By:      /s/ John W. Watkins
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Name:    John W. Watkins

CHESTNUT VENTURE PARTNERS, L.P.
By: Chestnut Street Partners, Inc., as General Partner

By:      /s/ John W. Watkins
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Name:    John W. Watkins